As filed with the Securities and Exchange Commission on August 7, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Benefitfocus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-2346314
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Benefitfocus Way

Charleston, South Carolina 29492

(Address, including zip code, of registrant’s principal executive offices)

Benefitfocus, Inc. Second Amended and Restated 2012 Stock Plan, as amended

(Full title of the plan)

Paris Cavic, Esq.

Vice President and General Counsel

100 Benefitfocus Way

Charleston, South Carolina 29492

(843) 849-7476

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Donald R. Reynolds, Esq.

S. Halle Vakani, Esq.

Lorna A. Knick, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,500,000	$11.96	$17,945,475.00	$2,329.33

(1)

Consists of 1,500,000 additional shares reserved for issuance under the Benefitfocus, Inc. Second Amended and Restated 2012 Stock Plan, as amended (the “2012 Stock Plan”). Previously, 3,428,973 shares under the 2012 Stock Plan were registered under Registration Statement No. 333-192278, 2,700,000 shares under the 2012 Stock Plan were registered under Registration Statement No. 333-218633, and 1,985,000 shares under the 2012 Stock Plan were registered under Registration Statement No. 333-233088.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Registrant’s common stock that become issuable under the 2012 Stock Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant’s common stock on the NASDAQ Global Market on August 3, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 1,500,000 shares of Benefitfocus, Inc. (the “Registrant”) common stock, securities of the same class for which Registration Statements on Form S-8 relating to the 2012 Stock Plan are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 12, 2013 (File No. 333-192278), June 9, 2017 (File No. 333-218633), and August 7, 2019 (File No. 333-233088), including periodic reports filed after the previous Registration Statements on Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 5, 2020;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the Commission pursuant to Section 13(a) of the Exchange Act on May  8 and August 6, 2020, respectively;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission pursuant to Section 13(a) of the Exchange Act on March 19, April 28 (Item 2.05 only), May 26, June 8 and June 12, 2020;

(d)

The Registrant’s proxy statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the Commission on April  29, 2020, as amended by definitive additional materials filed on May 29, 2020; and

(e)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, which description is incorporated by reference into the Form 8-A filed with the Commission on September 5, 2013 pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Form 10-Q filed with the Commission on November 12, 2013).

4.2	Amended and Restated Bylaws of Registrant (incorporated by reference to the Registrant’s Form 8-K filed with the Commission on September 19, 2016).

5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.24.1	Benefitfocus, Inc. Second Amended and Restated 2012 Stock Plan, as amended (incorporated by reference to Registrant’s Form 8-K filed with the Commission on June 12, 2020).

23.1*	Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on the 7th day of August, 2020.

BENEFITFOCUS, INC.

By:	/s/ Stephen M. Swad
Stephen M. Swad
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Raymond A. August and Paris Cavic, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mason R. Holland, Jr. Mason R. Holland, Jr.	Chairman of the Board of Directors	August 7, 2020

/s/ Raymond A. August Raymond A. August	President and Chief Executive Officer (principal executive officer) and Director	August 7, 2020

/s/ Stephen M. Swad Stephen M. Swad	Chief Financial Officer (principal financial and accounting officer)	August 7, 2020

/s/ Douglas A. Dennerline Douglas A. Dennerline	Director	August 7, 2020

/s/ A. Lanham Napier A. Lanham Napier	Director	August 7, 2020

/s/ Francis J. Pelzer V Francis J. Pelzer V	Director	August 7, 2020

/s/ Ana M. White Ana M. White	Director	August 7, 2020